SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 13, 2005

BRADLEY PHARMACEUTICALS, INC.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	001-31680 (Commission File Number)	22-2581418 (IRS Employer Identification No.)

383 Route 46 West, Fairfield, New Jersey (Address of principal executive offices)	07004 (Zip Code)

Registrant’s telephone number, including area code: (973) 882-1505

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

        On December 13, 2005, Bradley Pharmaceuticals, Inc. entered into a Licensing and Distribution Agreement (the “Agreement”) with Par Pharmaceutical, Inc. (“Par”). Under the Agreement, Bradley has granted to Par and its affiliates an exclusive, royalty-bearing license to manufacture and distribute in the United States doxycycline monohydrate tablets and capsules (i.e., an authorized generic version of ADOXA®), in certain strengths and dosage forms, excluding 50mg and 100mg capsules.

        Under this Agreement, Par has agreed to act as Bradley’s sole and exclusive distributor for the authorized generic product in the United States. Par may launch such combinations of the authorized generic product in strengths and dosage forms as Bradley approves in advance. In addition, Bradley may withhold its approval for Par to market or sell the authorized generic product in blister or unit-dose packaging. To date, Bradley has only approved the launch of the authorized generic version of the 50mg and 100mg strengths of ADOXA® doxycycline monohydrate tablets. Under the terms of the Agreement, Par must pay to Bradley 50% of Par’s Net Profit (as defined in the Agreement).

        The Agreement commences on December 13, 2005 and continues, unless otherwise earlier terminated, for a period of ten (10) years from the date of Par’s first commercial sale of the authorized generic product and will be automatically renewed for successive one-year periods unless a party otherwise notifies the other in writing at least ninety (90) days prior to the expiration of the initial, or any renewal, term. Either party has the right to terminate the Agreement if the other party commits a breach or default in the performance or observance of any of its material obligations under the Agreement and the breach or default continues for sixty (60) days after the breaching party is notified in writing of the breach or default. Either party may also terminate the Agreement in certain other instances described in the Agreement.

        The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 to this Form 8-K and incorporated into this Item 1.01 by reference. Portions of the Agreement are omitted and filed separately with the Secretary of the Securities and Exchange Commission pursuant to a request for confidential treatment. Please see the Agreement and the press release relating to the Agreement, attached as exhibits to this Form 8-K, for further information.

Item 9.01. Financial Statements and Exhibits.

        The following exhibits are filed pursuant to Item 601 of Regulation S-K:

No.	Description

†10.1	Licensing and Distribution Agreement, dated December 13, 2005, between Bradley Pharmaceuticals, Inc. and Par Pharmaceutical, Inc.

99.1	Press release dated December 14, 2005.

†	Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRADLEY PHARMACEUTICALS, INC.

By:	/s/ R. Brent Lenczycki R. Brent Lenczycki, CPA Chief Financial Officer and Vice President

Dated: December 19, 2005

EXHIBIT LIST

No.	Description

†10.1	Licensing and Distribution Agreement, dated December 13, 2005, between Bradley Pharmaceuticals, Inc. and Par Pharmaceutical, Inc.

99.1	Press release dated December 14, 2005.

†	Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.